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                                 LOAN AGREEMENT


This Loan Agreement (this "AGREEMENT") is entered into to be effective as of the ___ day of March, 2000 between

(1) COMPLETEL EUROPE N.V., a public company (NAAMLOZE VENNOOTSCHAP) incorporated under the laws of The Netherlands, having its statutory seat at Amsterdam, The Netherlands and its registered office at Drentestraat 24, 1083 HK Amsterdam, The Netherlands ("the LENDER"); and

(2)      [the Employee indentified in Schedule I hereto] (the "BORROWER").

WHEREAS

A. The Lender is offering certain of its ordinary shares in an Initial Public Offering (the "IPO"). The Borrower has borrowed E[amount of loan] from Paribas for a term of 18 months (the "PARIBAS LOAN") to enable her to subscribe for and purchase shares in the IPO (the "PURCHASED SHARES"). The Paribas Loan incurs bank fees totalling
         (U)[amount of fees] (the "PARIBAS BANK FEES") and accrues interest at the rate of 4.95% per annum, and because of the Borrower's extraordinary efforts in connection with the IPO, the Lender has agreed to lend the Borrower sufficient funds to enable her to pay such interest and the Paribas Bank Fees, subject to the terms and conditions hereof (the "LOAN").

B. This Agreement evidences the debt owing from the Borrower to the Lender in connection with the advances to be made hereunder.

NOW IT IS HEREBY AGREED:

1.       In this Agreement:

         "COMPLETEL GROUP" means the Lender, CompleTel LLC and all of their respective wholly-owned, direct and indirect, subsidiaries.

         "TERMINATION FOR CAUSE" means the Borrower is no longer an employee of any member of the CompleTel Group and was "terminated for cause", however, that may be defined in any relevant employment agreement, executive agreement, management services agreement or similar agreement between the Borrower and a member of the CompleTel Group, from time to time.


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2.       (i)      Subject to the terms of paragraph 2(ii) below, the Lender
                  hereby commits to lend to the Borrower, in the same currency as the Paribas Loan, an amount sufficient to enable the Borrower to pay the Paribas Bank Fees and to make interest payments to Paribas on the Paribas Loan. Advances on the Loan shall be made at such time and in such amount to allow the Borrower to pay the Paribas Bank Fees and to meet his interest payment obligations to Paribas, excluding any default interest or fees (unless the default is caused by the failure of the Lender to advance funds as and when required hereunder).

         (ii) The Lender's commitment to make advances shall immediately, and without further action on the part of the Lender, terminate on the date on which the Borrower is no longer employed by a member of the CompleTel Group for whatever reason.

         The Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by the Lender, repaid by the Borrower and the net amount owing to the Lender hereunder.

3. The Loan shall be interest free, unless and until an Event of Default hereunder shall occur and be continuing, at which time the Loan shall bear interest as set forth in clause 6 below.

4. The Borrower may prepay all or any amount owing under this Agreement, at any time and from time to time, without penalty or premium. At the option of the Lender, the Lender may demand that the Borrower repay the outstanding principal amount of the Loan, together with any other amounts due and payable hereunder, including without limitation, default interest, in full on the date which is the earlier of:

         (i) eighteen (18) months after the date this Agreement becomes effective; or

         (ii) thirty (30) days after the date on which the Borrower's employment with the CompleTel Group terminates as a result of a Termination For Cause.

5. All payments by the Borrower under this Agreement must be made in immediately available funds (in the same currency in which the Loan was made) to the Lender at the Lender's principal place of business or at such other place and to the bank account as the Lender may designate in writing from time to time.

6. Time is of the essence hereof. At the option of the Lender, payment of the outstanding Loan and any and all accrued interest thereon may be accelerated, and such amounts will be immediately due and payable without further notice or demand upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):

                                        2

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         (i)      The Borrower's failure to make any payment of any amounts
                  required to be paid hereunder within 10 days after notice from the Lender that such amount is due or has been declared due in accordance with the terms of this Agreement; or

         (ii) The occurrence of any other default by the Borrower under this Agreement or any event of default under the Paribas Loan, which has not been remedied within 30 days after the Lender has given written notice thereof to the Borrower.

         Unpaid principal on the Loan not paid when due or declared due hereunder will bear interest at the rate of 6% per annum until paid, which shall be due and payable on demand.

7. Whenever the Lender sustains or incurs any losses or out-of-pocket expenses with respect to this Agreement in connection with (i) failure by the Borrower to pay all principal and interest on this Agreement, when due hereunder (whether at maturity, by reason of acceleration, or otherwise), or (ii) the preservation and/or enforcement of any rights of the Lender under this agreement or any associated documents, the Borrower will pay, on demand, to the Lender, in addition to any other penalties or premiums hereunder, an amount sufficient to compensate the Lender for all such losses or out-of-pocket expenses, including, without limitation, all costs and expenses of a suit or proceeding (or any appeal thereof) brought for recovery of all or any part of or for protection of the indebtedness evidenced by this Agreement or to enforce the Lender's rights hereunder, including reasonable legal fees and expenses.

8. The remedies provided in this Agreement are cumulative, and are in addition to any other rights or remedies now or hereafter provided by law or equity. No failure or delay in exercising any of the rights of the Lender hereunder shall operate as a waiver, or preclude the further exercise, of any such rights.

9. This Agreement may be changed, modified or amended only by an agreement in writing, signed by both parties hereto.

10. All payments under this Agreement to the Lender shall be made by the Borrower without any deduction for any set-off, suspension or counterclaim and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by applicable law. For the avoidance of doubt, the Borrower acknowledges she is responsible for paying any taxes incurred by her as a result of the Paribas Loan, this Agreement or any associated documents or transactions.

                                        3

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11.      This Agreement shall be binding upon the Borrower and her successors and assigns and will inure to the benefit of and be enforceable by the Lender and its successors and assigns.

12. If, at anytime, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of the provision under the law of any other jurisdiction shall in any way be affected or impaired as a result.



                                        4

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13.      The parties shall do all acts and things (including the execution of documents) as are required to give effect to this Agreement.

14. This Agreement shall be governed by and construed in accordance with the laws of The Netherlands. The Borrower and the Lender agree that any dispute related to this Agreement and/or any agreements arising out of this Agreement shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the "Rules") by one arbitrator to be appointed (in the absence of agreement between the parties) in accordance with the Rules. The language of the arbitration shall be English and the venue of the arbitration shall be London.

15. The Borrower may neither assign its rights nor delegate its duties under this Agreement without obtaining the Lender's prior written consent. The Lender may assign all of its rights and obligations under this Agreement to any member of the CompleTel Group, so long as such assignment does not increase the tax liability of the Borrower.

16. This Agreement may be executed in any number of counterparts with different parties executing different counterparts, each of which, when executed, shall constitute an original and all of which together shall constitute one instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the ___ day of ________, 2000 to be effective as of the date first above written.

THE LENDER:
COMPLETEL EUROPE N.V.



By:______________________________
      Name:
      Title:


THE BORROWER:



_________________________________
      Name:


                                        5

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

SCHEDULE I - AGREEMNTS ENTERED INTO UNDER THE FORM AGREEMENT

------------------------------------- ----------------------------------- -----------------------------------
NAME OF EMPLOYEE                      AMOUNT OF PARIBAS LOAN              AMOUNT OF PRIBAS FEES
------------------------------------- ----------------------------------- -----------------------------------
Martin Rushe                          E309,000                            E1,665.55
------------------------------------- ----------------------------------- -----------------------------------
Jerome de Vitry                       E567,000                            E2,865.25
------------------------------------- ----------------------------------- -----------------------------------
Hansjoerg Rieder                      E567,000                            E2,865.25
------------------------------------- ----------------------------------- -----------------------------------